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                                                                    EXHIBIT 13.1


[LOGO]

                                      NEWS
                                     RELEASE


                              SECOND QUARTER REPORT
                                      2001

TO THE SHAREHOLDERS:

Sales for the quarter ended December 30, 2000, came in about even with the year before at $37,152,000. The global oversupply of textile products and the slow retail sales during the quarter caused the Company to sustain a loss of $5,932,000 or $.91 per share.

On the plus side, Consumer Products sales were up 15.5% for the quarter when compared to the year before. Our people have done a fine job of implementing our supply chain management systems. These systems helped the Company reduce inventories during the quarter while simultaneously giving our customers on time delivery of product. Excluding capital leases, total debt declined to $57,993,000 from $68,548,000 at July 1, 2000. Since July 1, 2000, accounts payable have dropped by $3,219,000.

Capacity utilization was very low during November and December, and this significantly increased volume variances. Higher energy and raw material costs also contributed to the loss.

While we are certainly not pleased with these results, we are pleased with the progress being made in supply chain and inventory management. Looking ahead, capacity utilization is improving, and progress is being made in cost reduction and new product innovation. We are working hard to position the Company to rebound when economic conditions improve.

Sincerely,

/s/ Neil H. Hightower
---------------------
Neil H. Hightower
President and CEO

February 13, 2001


                              THOMASTON MILLS, INC.
                               Post Office Box 311
                            THOMASTON, GEORGIA 30286



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                              THOMASTON MILLS, INC.

                       CONDENSED STATEMENTS OF OPERATIONS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                    13 WEEKS ENDED      13 Weeks Ended         26 WEEKS ENDED      26 Weeks Ended
                                                   DECEMBER 30, 2000    January 1, 2000      DECEMBER 30, 2000     January 1, 2000
                                                   -----------------    ---------------      -----------------     ---------------
Net sales ...................................         $    37,152          $    37,195          $    73,785          $    77,919
Cost of sales ...............................              37,469               33,348               72,470               69,573
                                                      -----------          -----------          -----------          -----------
    Gross profit (loss) .....................                (317)               3,847                1,315                8,346
Selling, general and administrative expenses                3,379                3,741                6,765                7,798
Other expense (income), net .................                 (49)                (289)                 (84)                (405)
                                                      -----------          -----------          -----------          -----------
     Operating profit (loss) ................              (3,647)                 395               (5,366)                 953
Interest expense ............................               2,002                2,241                4,156                4,309
Amortization of credit agreement fees .......                 164                  100                  315                  174
                                                      -----------          -----------          -----------          -----------
Loss from continuing operations before income
   tax provision ............................              (5,813)              (1,946)              (9,837)              (3,530)

Provision for income taxes ..................                  64                    0                   64                    0
                                                      -----------          -----------          -----------          -----------
Loss from continuing operations .............              (5,877)              (1,946)              (9,901)              (3,530)
Income (loss) from discontinued operations ..                 (55)                (238)                 366                 (244)
                                                      -----------          -----------          -----------          -----------
Net loss ....................................         $    (5,932)         $    (2,184)         $    (9,535)         $    (3,774)
                                                      ===========          ===========          ===========          ===========
Weighted average number of shares ...........           6,540,046            6,540,046            6,540,046            6,540,046
Basic and diluted loss per share:
  Continuing operations .....................         $     (0.90)         $     (0.30)         $     (1.52)         $     (0.54)
  Discontinued operations ...................               (0.01)               (0.04)                0.06                (0.04)
                                                      -----------          -----------          -----------          -----------
Net loss per share ..........................         $     (0.91)         $     (0.34)         $     (1.46)         $     (0.58)
                                                      -----------          -----------          -----------          -----------



                            CONDENSED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                            DECEMBER 30, 2000      July 1, 2000
                                                            -----------------      ------------
ASSETS
Current assets
  Cash and cash equivalents .........................            $    799            $  1,415
  Accounts receivable less allowance of $928 at
    December 30, 2000 and $621 at July 1, 2000 ......              23,943              29,218
  Inventories .......................................              25,175              37,236
  Other current assets ..............................               1,756                 604
                                                                 --------            --------
           Total current assets .....................              51,673              68,473

Property, plant and equipment .......................             171,852             170,600
  Less allowance for depreciation ...................             128,129             124,366
                                                                 --------            --------
                                                                   43,723              46,234
Assets held for sale ................................               3,835               5,628
Deferred income taxes ...............................               2,645               2,709
Other assets ........................................               6,646               8,367
                                                                 --------            --------
           Total assets .............................            $108,522            $131,411
                                                                 ========            ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable ..................................            $ 16,638            $ 19,857
  Accrued liabilities ...............................               9,867               9,533
  Current portion of long-term debt .................               4,147               4,147
  Revolving credit ..................................              27,066              34,525
                                                                 --------            --------
          Total current liabilities .................              57,718              68,062

Obligations under capital leases less current portion                 355                 564
Long-term debt, less current portion ................              26,780              29,876
Other liabilities ...................................               1,784               1,489
Shareholders' equity ................................              21,885              31,420
                                                                 --------            --------
          Total liabilities and shareholders' equity             $108,522            $131,411
                                                                 ========            ========

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RECLASSIFICATIONS: CERTAIN RECLASSIFICATIONS WERE MADE TO THE FISCAL YEAR 2000
CONSOLIDATED FINANCIAL STATEMENTS IN ORDER TO CONFORM TO THE FISCAL YEAR 2001 PRESENTATION. FORWARD-LOOKING STATEMENTS: CERTAIN OF THE ABOVE STATEMENTS CONTAINED HEREIN CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESS OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHER THINGS, BUSINESS CONDITIONS, VOLATILITY OF COMMODITIES MARKETS, ABILITY TO CONTROL OPERATING COSTS, DEVELOPING SUCCESSFUL NEW PRODUCTS AND MAINTAINING EFFECTIVE PRICING AND PROMOTION OF ITS PRODUCTS.